UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2019

GENERATION NEXT FRANCHISE BRANDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55164	45-2511250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2620 Financial Court, Suite 100, Diego, California 92117

(Address of Principal Executive Offices)

858-210-4200

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Director or Certain Officers

April 2, 2019, Generation Next Franchise Brands, Inc. (“Company”) reported that the Board of Directors of the Company has terminated Art Budman as Chief Financial Officer of the Company effective March 29, 2019.

Item 5.02 Appointment of Certain Officers

The Company also announced that it has hired Ryan Polk as the Chief Operating Officer and Chief Financial Officer of the Company. Mr. Polk has held President, CFO, and COO positions with founder and private equity owned consumer products companies with revenues above $150 million. Before joining the Company, Polk served as the CFO and COO of Cellpoint Corporation whose principal business was the reclamation and recycling of Apple and Samsung mobile device parts for the major US mobile network operators. The previous six years, he filled executive roles in the portfolio companies owned by LDI, a family office based in Indianapolis. LDI actively managed investments in distribution, light manufacturing, and supply chain management. He led the mergers and acquisition team for LDI as well. Polk also served as the VP Corporate FP&A for Brightpoint, a publicly traded, Fortune 100 mobile device logistics company, based in Indianapolis prior to its sale to Ingram Micro. He has 18 consecutive years of experience working with international employees, customers, and suppliers. At Generation Next, Ryan will be responsible for managing the supply chain and internal operations while also guiding the strategic and financial management of the company. He is an alum of Ernst & Young.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Generation Next Franchise Brands, Inc.

Date: April 2, 2019	By:	/s/ Nick Yates
Nick Yates
Chief Executive Officer

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